Exhibit 32.1

The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Schiff Nutrition International, Inc., a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 14, 2012	By:	/s/ Tarang P. Amin
Tarang P. Amin
President and Chief Executive Officer

A signed original of this written statement as required by Section 906 has been provided to Schiff Nutrition International, Inc. and will be retained by Schiff Nutrition International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Schiff Nutrition International, Inc. a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 14, 2012	By:	/s/ Joseph W. Baty
Joseph W. Baty
Executive Vice President and Chief Financial Officer

A signed original of this written statement as required by Section 906 has been provided to Schiff Nutrition International, Inc. and will be retained by Schiff Nutrition International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.